CTE Investor Relations

100 CTE Drive

Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch
Senior Vice President – Investor Relations
and Corporate Communications
(570) 631-2807

CTE Reports 2005 Third Quarter Results

CTE Reports Third Quarter Diluted Earnings Per Share of $0.62,

Versus Reported Diluted Earnings Per Share of $0.64 in the Year Ago Quarter

Consolidated Reported Operating Income Increases 9% Versus Year Ago Quarter

Net New DSL Subscribers Increase 53% Versus Year Ago Quarter End

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 9:00 a.m. (EST) today. Mr. Mahoney will review CTE’s 2005 third quarter results, and 2005 guidance. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-877-277-1088. The conference call passcode is 9788674. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-642-1687, passcode 9788674. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – November 8, 2005 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [NASDAQ: CTCO], today announced financial results for the 2005 third quarter.

CTE 2005 Third Quarter Consolidated Results

For the 2005 third quarter, CTE reported diluted earnings per share (“EPS”) of $0.62, versus reported diluted EPS of $0.64 in the 2004 third quarter.

CTE’s 2005 third quarter reported diluted EPS of $0.62 includes a $0.02 favorable effect resulting from certain access revenue settlements and network costs settlements included in the CTSI, LLC (“CTSI”), results.

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The primary reason for the decline in CTE’s reported diluted EPS versus last year’s third quarter is the effect of including additional shares in the diluted EPS calculation due to the conversion rate adjustments made under CTE’s Convertible Notes in connection with its dividend strategy.

CTE ended the 2005 third quarter with a total of 463,491 switched access lines installed, reflecting a decrease of 11,805 switched access lines installed over the past 12 months, or a reduction of 2%.

CTE’s reported consolidated revenues in the 2005 third quarter were $83.8 million, flat versus 2004 third quarter revenues of $83.8 million.

CTE’s reported consolidated operating income in the 2005 third quarter was $27.9 million, versus $25.7 million in last year’s third quarter, reflecting an increase of 9%.

For the 2005 third quarter, CTE reported net income of $16.3 million, versus reported net income of $15.1 million in the 2004 third quarter, reflecting an increase of 8%.

Consolidated capital expenditures (“CAPEX”) were $11.8 million in the 2005 third quarter, versus CAPEX of $11.5 million in the year ago quarter.

The table below sets forth highlights of CTE’s 2005 third quarter reported consolidated results, versus the 2004 third quarter:

	2005 Third Quarter		2004 Third Quarter		% Change Inc./(Dec.)
Total Access Lines	463,491		475,296		(2%)
Revenues	$83.8	M	$83.8	M	—
Operating Income	$27.9	M	$25.7	M	9%
Depreciation and Amortization	$14.1	M	$17.7	M	(20%)
CAPEX	$11.8	M	$11.5	M	3%
Reported EPS	$0.62		$0.64		(3%)

“We completed another solid quarter,” said Michael J. Mahoney, CTE’s president and chief executive officer. “Our two primary operating units, Commonwealth Telephone Company and CTSI, both achieved solid results for the quarter. We achieved record subscriber growth with our DSL product – attaining net subscriber growth of 53%, versus the end of last year’s third quarter. Our balance sheet remains strong, and we are well positioned to achieve our objectives for the 2005 full year.”

Commonwealth Telephone Company (“CT”) Results

CT had a total of 327,048 switched access lines installed at the end of the 2005 third quarter – reflecting a reduction of 2%, versus last year’s third quarter. CT’s residential additional line penetration was 35% at the end of the quarter, versus 37% at the end of the prior year quarter.

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CT’s 2005 third quarter revenues were $57.3 million, versus revenues of $57.0 million in the 2004 third quarter.

CT’s 2005 third quarter operating income was $27.9 million, versus $24.8 million in the 2004 third quarter.

CT’s 2005 third quarter CAPEX were $7.7 million, versus $6.7 million in the 2004 third quarter.

CTSI Results

CTSI had a total of 136,443 switched access lines installed at the end of the 2005 third quarter – reflecting a 3% decline, versus the 140,530 switched access lines installed at the end of the 2004 third quarter. The decline in CTSI’s access lines installed was primarily due to a reduction in ISP customer lines, as the dial-up ISP business has continued to slow. CTSI’s general business access lines installed increased 4% over the past 12 months. At the end of the 2005 third quarter, 99% of CTSI’s access lines were “on-switch,” and 55% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2005 third quarter was 91%/9%, identical to the split at the end of the 2004 third quarter.

CTSI’s 2005 reported third quarter revenues were $21.3 million, versus revenues of $20.7 million in the 2004 third quarter. CTSI’s 2005 third quarter reported revenues include a $0.5 million favorable effect resulting from certain access revenue settlements.

CTSI’s reported operating income in the 2005 third quarter was $3.0 million, versus operating income of $1.6 million in the 2004 third quarter. CTSI’s 2005 third quarter reported operating income includes a $0.9 million favorable effect resulting from the aforementioned $0.5 million of favorable access revenue settlements, and a favorable $0.4 million effect resulting from certain network costs settlements.

CTSI’s 2005 third quarter capital expenditures were $3.8 million, versus $4.2 million in the year ago quarter.

DSL

In the 2005 third quarter, CTE installed 2,505 net new DSL subscribers. CTE had 26,137 installed DSL subscribers at the end of the 2005 third quarter, having added a record total of 9,108 net new subscribers over the past 12 months, which reflected a growth rate of 53%, versus the end of last year’s third quarter. DSL is marketed in CTE’s CT and CTSI geographies.

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2005 Guidance Outlined

The table below sets forth CTE’s consolidated 2005 full year guidance and 2005 fourth quarter EPS guidance, which Mr. Mahoney will review on this morning’s conference call and webcast:

	Item	Previously Communicated 2005 Full Year Guidance (1)	Updated 2005 Full Year Guidance (1)
Consolidated CTE	Access Line Growth	(2%) -0%	Unchanged

	Revenue Growth	(1%) - 0%	Unchanged

	Operating Income	$108M -$110M	Unchanged

	Depreciation and Amortization	$58M -$59M	Unchanged

	Effective Tax Rate	38%	Unchanged

	Diluted EPS – 4Q05 (2)	n/a	$0.62 -$0.65

	Diluted EPS – FY05 (2)	$2.53 -$2.56	$2.56 -$2.59

	CAPEX	$40M -$42M	Unchanged

(1)	Does not reflect any additional common stock repurchases or conversions of notes.

(2)	Includes the effect of anticipated quarterly dividends to be paid in the 2005 fourth quarter (subject to declaration by CTE’s Board of Directors).

About CTE

Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves business and residential customers with a full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s eighth largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. CTE deploys broadband DSL technology to offer high-speed Internet access in the CT and CTSI service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), one of the Northeast’s largest rural dial-up Internet Service Providers (“ISPs”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com. However, the information on this web site does not form a part of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and CTE intends that such forward-looking statements be subject to these safe harbors. Such forward-looking statements

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involve risks and uncertainties that could significantly affect expected results in the future differently than expressed in any forward-looking statements made by CTE. These risks and uncertainties include, but are not limited to, uncertainties related to CTE’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, reductions in rates or traffic that are subject to access charges, changes in the competitive environment in which CTE operates and receipt of necessary regulatory approvals.

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6TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 8, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	THREE MONTHS ENDED SEPTEMBER 30, 2005				THREE MONTHS ENDED SEPTEMBER 30, 2004
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$57,329	$21,277	$5,178	$83,784	$56,977	$20,673	$6,126	$83,776
Costs & Expenses (excluding other operating expenses)	20,367	13,548	7,809	41,724	20,042	14,060	6,300	40,402
Depreciation & Amortization	9,097	4,762	259	14,118	12,117	5,009	580	17,706
Restructuring Reversals	—	—	—	—	—	—	—	—

Operating Income (Loss)	27,865	2,967	(2,890)	27,942	24,818	1,604	(754)	25,668
Interest and Dividend Income				1,536				1,755
Interest Expense				(3,448)				(3,585)
Other Income (Expense), Net				(309)				(32)
Equity in Income of Unconsolidated Entities				325				240

Income before Income Taxes				26,046				24,046
Provision for Income Taxes				9,744				8,927

Net Income				$16,302				$15,119

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7TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 8, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	NINE MONTHS ENDED SEPTEMBER 30, 2005				NINE MONTHS ENDED SEPTEMBER 30, 2004
	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL
Sales	$170,661	$64,899	$14,771	$250,331	$171,418	$62,005	$18,747	$252,170
Costs & Expenses (excluding other operating expenses)	59,664	40,430	22,834	122,928	59,094	41,667	20,081	120,842
Depreciation & Amortization	30,526	14,467	971	45,964	35,787	15,310	2,241	53,338
Restructuring Reversals	—	(31)	—	(31)	—	(799)	—	(799)

Operating Income (Loss)	80,471	10,033	(9,034)	81,470	76,537	5,827	(3,575)	78,789
Interest and Dividend Income				7,036				4,047
Interest Expense				(10,393)				(12,397)
Other Income (Expense), Net				(1,733)				487
Equity in Income of Unconsolidated Entities				2,435				2,265

Income before Income Taxes				78,815				73,191
Provision for Income Taxes				29,401				27,189

Net Income				$49,414				$46,002

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8TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 8, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(GAAP)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004	2005	2004
Net Income	$16,302	$15,119	$49,414	$46,002
Net Income Adjustment for Interest on Convertible Debt, Net of Tax	1,874	1,868	5,613	5,611

Net Income, as Adjusted	$18,176	$16,987	$55,027	$51,613

Weighted Average Common Shares Outstanding - Basic	21,890,545	20,957,919	21,520,221	21,434,209
Effect of Dilutive Securities on Shares Outstanding:
Stock Options and Restricted Stock	159,997	206,862	275,248	178,873
Convertible Debt	7,182,480	5,263,170	6,519,541	5,263,170

Weighted Average Common Shares Outstanding - Diluted	29,233,022	26,427,951	28,315,010	26,876,252

Basic Earnings per Average Common Share:
Net Income	$0.74	$0.72	$2.30	$2.15

Diluted Earnings per Average Common Share:
Net Income	$0.62	$0.64	$1.94	$1.92

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9TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 8, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	SEPTEMBER 30, 2005	DECEMBER 31, 2004
ASSETS
CURRENT ASSETS:
Cash and Temporary Cash Investments	$90,490	$312,260
Accounts Receivable and Unbilled Revenues, Net of Allowance for Doubtful Accounts of $1,514 in 2005 and $2,185 in 2004	37,233	40,089
Other Current Assets	12,954	8,805
Deferred Income Taxes	11,372	13,388

Total Current Assets	152,049	374,542

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED DEPRECIATION OF $542,805 IN 2005 AND $506,711 IN 2004)	366,557	382,523
INVESTMENTS	11,625	10,338
DEFERRED CHARGES AND OTHER ASSETS	12,604	16,028

TOTAL ASSETS	$542,835	$783,431

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10TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 8, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in Thousands)

	SEPTEMBER 30, 2005	DECEMBER 31, 2004
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes Payable	$35,000	$35,000
Capital Lease Obligation	525	721
Accounts Payable	26,080	25,012
Advance Billings and Customer Deposits	5,437	5,316
Accrued Expenses	40,059	55,057
Accrued Restructuring Expenses	—	344

Total Current Liabilities	107,101	121,450

LONG TERM DEBT	300,000	300,000
CAPITAL LEASE OBLIGATION	—	361
DEFERRED INCOME TAXES	75,043	77,279
OTHER LONG TERM LIABILITIES	15,177	18,411
COMMON SHAREHOLDERS’ EQUITY:
Common Stock	24,226	24,172
Additional Paid-in Capital	118,935	284,358
Deferred Compensation	(19,440)	(10,093)
Other Comprehensive Loss	(239)	(830)
Retained Earnings	16,549	86,931
Treasury Stock at Cost, 2,393,917 shares at September 30, 2005 and 3,049,114 at December 31, 2004	(94,517)	(118,608)

Total Common Shareholders’ Equity	45,514	265,930

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$542,835	$783,431

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11TH ADD/COMMONWEALTH TELEPHONE ENTERPRISES, INC./NOVEMBER 8, 2005

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in Thousands)

(GAAP)

	NINE MONTHS ENDED SEPTEMBER 30,
	2005	2004
NET CASH PROVIDED BY OPERATING ACTIVITIES	$91,106	$95,799
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(29,884)	(31,390)
Other	1,096	1,238

Net Cash Used in Investing Activities	(28,788)	(30,152)

CASH FLOWS FROM FINANCING ACTIVITIES:
Redemption of Long-Term Debt	—	(29,521)
Redemption of Short-Term Debt	—	(30,000)
Dividends Paid	(304,961)	—
Dividends and Exchange Offer Costs	(2,068)	—
Proceeds from Exercise of Stock Options	23,658	3,066
Capital Lease Payments	(557)	(597)
Payment Made for Debt Issuance Costs	(160)	(77)
Stock Repurchases	—	(74,564)

Net Cash Used in Financing Activities	(284,088)	(131,693)

Net Decrease in Cash and Temporary Cash Investments	(221,770)	(66,046)

Cash and Temporary Cash Investments at Beginning of Period	312,260	336,035

Cash and Temporary Cash Investments at End of Period	$90,490	$269,989

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